Exhibit 23(a)

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 19, 2000 relating to the financial statements and financial statement schedules of Constellation Energy Group, Inc., which appears in Constellation Energy Group, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Baltimore, Maryland
September 27, 2000